Exhibit 99.1

Signing Day Sports Announces Technology and Services to Support
College Basketball Recruitment

Hosts First Combine with Former NBA Star Thurl Bailey

SCOTTSDALE, Ariz., October 9, 2025 -- Signing Day Sports, Inc. (“Signing Day Sports” or the “Company”) (NYSE American: SGN), the developer of the Signing Day Sports app and platform to aid high school athletes in the recruitment process, today announced that its app and platform will soon support student-athletes and coaches pursuing college basketball recruitment.

As part of the Company’s basketball launch, Signing Day Sports recently hosted its first basketball combine in Salt Lake City, Utah, in collaboration with former NBA player Thurl Bailey. Bailey, known for his long career with the Utah Jazz and his commitment to youth development, has been instrumental in the design and development of Signing Day Sports’ upcoming basketball recruiting app, leveraging his deep experience and passion for helping young athletes succeed.

This inaugural event marks the first of several planned initiatives aimed at providing basketball players with the same verified exposure, data-driven tools, and recruiting access that Signing Day Sports’ football athletes currently enjoy. By expanding into basketball, the Company seeks to broaden its mission to empower student-athletes across multiple sports with a standardized recruiting process that benefits both student-athletes and coaches.

Jeff Hecklinski, President of Signing Day Sports, stated, “Expanding into basketball represents a natural evolution for Signing Day Sports. Our technology and methodology have proven successful in football, and we are excited to bring the same verified exposure and data-driven recruiting tools to basketball student-athletes across the nation. Partnering with Thurl Bailey allows us to combine his on-court expertise and passion for youth mentorship with our platform, ensuring a powerful and authentic launch into this new sport.”

The Company plans to roll out additional basketball combines and its basketball recruitment technology features over the coming months, providing players, coaches, and recruiters with the opportunity to experience Signing Day Sports’ data-verified approach firsthand.

Signing Day Sports, Inc.

Signing Day Sports’ mission is to help student-athletes achieve their goal of playing college sports. Signing Day Sports’ app allows student-athletes to build their Signing Day Sports’ recruitment profile, which includes information college coaches need to evaluate and verify them through video technology. The Signing Day Sports app includes a platform to upload a comprehensive data set including video-verified measurables (such as height, weight, 40-yard dash, wingspan, and hand size), academic information (such as official transcripts and SAT/ACT scores), and technical skill videos (such as drills and mechanics that exemplify player mechanics, coordination, and development). For more information on Signing Day Sports, go to https://bit.ly/SigningDaySports.

Forward-Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “may,” “could,” “will,” “should,” “would,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “project” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors. These risks, uncertainties and other factors are described more fully in the section titled “Risk Factors” in the Company’s periodic and certain other reports which are filed with the Securities and Exchange Commission. These risks, uncertainties and other factors are, in some cases, beyond our control and could materially affect results. If one or more of these risks, uncertainties or other factors become applicable, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Investor Contacts:

Crescendo Communications, LLC

212-671-1020

SGN@crescendo-ir.com